Exhibit 3.1

GP STRATEGIES CORPORATION

AMENDED AND RESTATED BY-LAWS

(Including all amendments through September 24, 2009)

ARTICLE I

OFFICES

Section 1.  The location of the principal office of the Corporation in the State of Delaware shall be the City of Wilmington, County of New Castle.

Section 2.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of the stockholders for the election of Directors shall be held at the principal office of the Corporation in the State of Delaware or at such other places within or without the State of Delaware as may from time to time be fixed by the Board of Directors and may be specified in the respective notices of meeting or duly executed waivers of notice.

Section 2.  The Annual Meeting of the Stockholders of the Corporation shall be held on such date and at such time as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

Section 3.  Notice of the annual meeting shall be given to each stockholder entitled to vote thereat, at least ten days and not more than sixty days before the date fixed for the meeting.

Section 4.  At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a physical location, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 5.  The Board of Directors shall, in advance of any meeting of stockholders, appoint two (2) Inspectors of Election. If no Inspector is able to act at the meeting and make a written report thereof, the Chairman shall appoint one or more Inspectors to act at the meeting.  The Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of Inspectors at such meeting with strict impartiality and according to the best of their ability, and shall accept and count all votes and ballots, and after the balloting shall make a certificate of the results of the vote taken; but no Director or candidate for the office of Director shall be appointed as such Inspector.

Section 6.  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action.  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given and the record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 7.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the President or the Secretary at the request in writing of stockholders owning capital stock of the Corporation issued and outstanding and representing 50% of the combined voting power of all issued and outstanding classes of capital stock.  Such request shall state the purpose of the proposed meeting.  No business may be conducted at any special meeting except as may be stated in the notice of such special meeting given in accordance with these By-Laws.

Section 8.  Notice of a special meeting of stockholders, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty days before the date fixed for such meeting.

Section 9.  The holders of record of stock, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, representing a majority of the number of votes entitled to be cast shall constitute a quorum at all meetings of stockholders except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.  When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.  All elections of Directors shall be determined by a plurality of the votes cast.

Section 11.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy by any means permitted under the Delaware General Corporation Law, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

Section 12.  Whenever a vote of stockholders is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of

Incorporation or of these By-Laws, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by stockholders holding the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or to the Secretary.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 of this Article II and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the written notice procedures set forth in this Section 13.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not less than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one 100 days prior to the date of such annual meeting, must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 13 of this Article II. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.

ARTICLE III

DIRECTORS

Section 1.  The property and business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by Certificate of Incorporation of by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.  (a) The number of Directors which shall constitute the whole Board shall be nine or such other number, not less than three and not more than fifteen, as the Directors may from time to time determine by resolution.  The Directors shall be elected at the annual meeting of stockholders except as provided in Section 3 of this Article and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (ii) by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 of this Article III and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2 of this Article III.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so delivered not less than 90 days prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one 100 days prior to the date of such annual meeting, must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing Directors, not less than 90 days prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one 100 days prior to the date of such special meeting, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 2 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.  Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled only by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced pursuant to law; provided, however, that, if one or more Directors shall resign from the Board, effective at a future date, the remaining Directors who have not resigned may fill such vacancy or vacancies or they may request the resigning Directors to participate in filling such vacancy or vacancies and in either case, the vote therein shall become effective at the future date aforesaid.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.  The Directors of the Corporation may hold their meetings both regular and special, either within or without the State of Delaware.  Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee thereof, as the case may be, remotely by means of conference telephone, internet broadcast or other communication device, provided that all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Any meeting may held with all members present by such communication means.

Section 5.  The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which such annual meeting is held, and no notice of such meeting shall be necessary.

Section 6.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7.  Special meetings of the Board may be called by the Chairman, Chief Executive Officer, President or Secretary on at least two days notice to each Director, either personally, by mail, by telegram or by electronic transmission.  Meetings may be held at any time without notice if all the Directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

Section 8.  At all meetings of the Board, a majority of the number of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

COMMITTEES OF DIRECTORS

Section 9.  The Board of Directors may designate an Executive Committee to consist of one or more Directors as the Board may from time to time determine. The Executive Committee shall have, and may exercise, all the powers of the Board of Directors in the management of the business and the affairs of the Corporation to the fullest extent permitted by law, including, without limitation, authority to authorize the issuance of shares of the stock of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Unless otherwise ordered by the Board, each member of the Executive Committee shall continue to be a member thereof until the expiration of his term of office as a Director (or, in the case of his reelection as a Director, until the expiration of his new term of office) or until sooner removed by the Board.  Meetings of the Executive

Committee shall be held at the principal office of the Corporation in the State of Delaware, or at such other place or places within or without the State of Delaware, or by means of remote communication, as shall be specified in the notice or waiver of notice of meeting, or specified by resolution of the Board or of the Executive Committee.

Section 10.  The Board of Directors may also designate one or more other Committees, each Committee to consist of one or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to the fullest extent permitted by law and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11.  In the absence or disqualification of any member of the Executive Committee or of any other Committee appointed by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at a meeting in the place of any such absent or disqualified member, subject, however, to the right of the Board of Directors to designate one or more alternate members of such Committee, which alternate members shall have power to serve, subject to such conditions as the Board may prescribe, as a member or members of said Committee during the absence or inability to act of any one or more members of said Committee.  The Board of Directors shall have the power at any time to change the membership of any Committee, to fill vacancies in it, or to dissolve it.  A Committee may make rules for the conduct of its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  A majority of the members of a Committee shall constitute a quorum.  A Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 12.  Directors may, by resolution of the Board, receive a fixed annual sum or other compensation for acting as Directors, payable quarterly or at such other intervals as the Board shall fix, and/or a fixed sum or other compensation and expenses of attendance, if any, for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving compensation therefor.  Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

INFORMAL ACTION BY DIRECTORS

Section 13.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes or proceedings of the Board or Committee.

REMOVAL OF DIRECTORS

Section 14.  At any special meeting of the stockholders, duly called as provided in these By-Laws, any Director or Directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of Directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining Directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 15.  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an officer of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, or as a plan fiduciary with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, or plan fiduciary or in any other capacity while serving as a Director, officer or plan fiduciary, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Paragraph (c) of this Section 15 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) The right to indemnification conferred in Paragraph (a) of this Section 15 shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal(hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Paragraph (b) or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Paragraphs (a) and (b) of this Section 15 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(c) If a claim under Paragraph (a) or (b) of this Section 15 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 15 or otherwise shall be on the Corporation.

(d) The rights to indemnification and to the advancement of expenses conferred in this Section 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise

(e) The Corporation may maintain insurance, at its expense, to protect itself and any Director , officer, employee or agent of the Corporation or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation, or any person serving at the request of the Corporation as an officer, employee or agent of another entity, to the fullest extent of the provisions of this

Section with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

ARTICLE IV

NOTICES

Section 1.  Whenever notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Except as otherwise required by law, notice may also be given personally, or by courier, telephone, electronic mail, facsimile transmission, cable, internet or other electronic transmission.  Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed.  Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party.  Electronic mail notice shall be deemed to be given when directed to an electronic mail address at which such person has consented to receive notice.  Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice.

Section 2.  Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting (including, in the case of a stockholder, by proxy) shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Executive Vice Presidents, a Senior Vice President, a Secretary and a Treasurer.  The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers.  Any two offices may be held by the same person.  More than two offices other than the offices of President and Secretary may be held by the same person.  The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 2.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Executive Vice Presidents, a Treasurer and a Secretary, none of whom need be a member of the Board.

Section 3.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

PRESIDENT

Section 4.  The President shall have general supervision of the business of the Corporation and over its several officers, subject to the control of the Board of Directors.  He shall, unless another person is designated by the Board of Directors, preside at all meetings of the stockholders.  He shall sign and execute in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where required or permitted by law to be otherwise signed or executed and except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation; and in general, shall perform all the duties incident to the office of the President.

EXECUTIVE VICE PRESIDENT

Section 5.  The Executive Vice President and any additional Vice Presidents, shall perform such duties as the President or the Board of Directors may, from time to time, designate.

SECRETARY AND ASSISTANT SECRETARIES

Section 6.  The Secretary shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose, and shall perform like duties for the standing Committees when requested.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 7.  The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the President or the Board of Directors shall prescribe.

TREASURER AND ASSISTANT TREASURER

Section 8.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 9.  He shall disburse the funds of the Corporation and may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 10.  He shall perform all duties incident to the office, and any duties that may be assigned to him by the Board of Directors or the President.

Section 11.  If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 12.  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe in accordance with the law, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  The certificates of stock, which shall be numbered, and uncertificated shares shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the President or the Executive Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.  The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 3.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Executive Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 4.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the registered holder thereof in person or by his attorney: (1) in the case of shares represented by a certificate, upon surrender for cancellation of certificates for the same number of similar shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and (2) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof.

Section 5.  Rights issued pursuant to the Rights Agreement, dated as of June 23, 1997, between the Corporation and Harris Trust Company of New York, as amended from time to time (the “Rights Agreement”), may be transferred by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.

Section 6.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware

LOST CERTIFICATES

Section 7.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 1 of this Article VI, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing the issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

ARTICLE VII

CORPORATE BOOKS

Section 1.  All the books of the Corporation may be kept outside of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds in the Corporation available for dividends such sum or sums as the Directors, from time to time in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

EXECUTION OF INSTRUMENTS

Section 3.  All checks, notes, drafts, bills of exchange, orders for the payment of money, bonds, debentures, obligations, bills of lading, commercial documents and other negotiable and/or non-negotiable instruments, contracts and formal documents (other than certificates of stock) shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.  The seal of the Corporation may be affixed to such instruments and papers requiring the same as shall have been duly signed and may be attested by the Secretary or one of the Assistant Secretaries or by the Treasurer or one of the Assistant Treasurers or by any other officer.

FISCAL YEAR

Section 4.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; otherwise it shall be a calendar year.

CORPORATE SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

VOTING UPON STOCKS

Section 6.  Unless otherwise ordered by the Board of Directors or Executive Committee, the President, the Executive Vice President or any of the Vice Presidents authorized thereto in writing by the President shall have full power and authority in behalf of the Corporation to attend and to act and to vote, or to give, on behalf of the Corporation a proxy to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting he or such proxy shall possess and may exercise, for the purpose of such meeting, any and all the rights and powers incident to the ownership of said stock, and which as the owner thereof, the Corporation might have possessed and exercised if present.  The Board of Directors or Executive Committee by resolution from time to time may confer like powers upon any other person or person.

ARTICLE IX

AMENDMENTS

Section 1.  These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.